EXHIBIT 5


December 23, 1997


LCI International, Inc.
8180 Greensboro Drive
McLean, Virginia  22102

Ladies and Gentlemen:

          I am the Vice President and General Counsel of LCI International, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended, relating to the registration of 1,761,146 additional shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") which may be issued under the USLD Communications Corp. 1990 Employee Stock Option Plan, the USLD Communications Corp. 1993 Non-Employee Director Plan and the USLD Communications Corp. 401(K) Retirement Plan (the "Plans").

          For purposes of the opinions expressed in this letter, I have examined the Certificate of Incorporation and By-laws of the Company, records of the corporate proceedings of the Company, and such other documents and records of the Company as I have deemed necessary or appropriate as a basis for such opinions. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

          I am a member of the Bar of the Virginia and, for purposes of the opinions expressed in this letter, do not hold myself out as expert on, nor am I, in rendering the opinions expressed herein, passing on the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Virginia and the General Corporation Law of the State of Delaware.

          Based on the foregoing, and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

          I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ LEE M. WEINER
                              -----------------
                              Lee M. Weiner